Exhibit 99.1

FB Financial Corporation Reports 2018 First Quarter Results

Reported diluted EPS of $0.63; Diluted EPS of $0.66, excluding merger-related expenses

10.0% Loan growth, 12.0% Customer deposit growth, 1.79% Adjusted ROAA, 4.64% NIM

Initiating quarterly dividend of $0.06 per share

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 23, 2018--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $19.8 million, or $0.63 per diluted common share for the first quarter of 2018, compared to net income of $9.0 million, or $0.40 per diluted common share for the first quarter of 2017. Excluding pre-tax merger-related charges of $1.2 million, net income was $20.6 million, or $0.66 per diluted common share, reflecting growth of 58.7% in earnings per diluted common share from the first quarter of 2017 of $0.42, which excluded pre-tax merger-related charges of $0.5 million and gain on sale of other real estate owned of $0.7 million.

President and CEO Christopher T. Holmes stated, “Our first quarter performance reflects continued execution of our strategic plan which is centered on balancing profitability and growth. Loans grew by 10.0% annualized while customer deposits grew by 12.0% annualized for the first quarter. Our net interest margin of 4.64% and adjusted ROAA of 1.79% reflect the strength of our franchise, markets and associates. We continue to experience strong momentum and maintain an optimistic outlook. Additionally, we separately announced the initiation of a quarterly dividend of six cents per share today.”

Performance Summary

The following summarizes our first quarter of 2018 and 2017 growth and results of operations.

	Reported Results		Adjusted Non-GAAP Results (1)
	For the Three Months Ended March 31,
(dollars in thousands, except share data)	2018	2017	2018	2017
Results of operations
Net interest income	$48,429	$30,251	$48,429	$30,251
NIM	4.64%	4.28%	—	—
Provision for loan losses	$317	$(257)	$317	$(257)
Net (charge-off) recovery ratio	0.01%	0.31%	—	—
Noninterest income	$33,275	$31,087	$33,275	$30,339
Mortgage banking income	$26,471	$25,080	$26,471	$25,080
Total revenue	$81,704	$61,338	$81,704	$60,590
Noninterest expenses	$56,151	$46,417	$54,958	$45,930
Merger-related expenses	$1,193	$487	—	—
Efficiency ratio	68.7%	75.7%	65.5%	73.3%
Net income	$19,754	$9,753	$20,636	$10,232
Effective tax rate	21.7%	35.7%	21.9%	31.4%
Diluted earnings per share	$0.63	$0.40	$0.66	$0.42
Weighted average number of shares - diluted	31,421,830	24,610,991	—	—
Actual shares - period end	30,671,763	24,154,323	—	—
Returns on average:
Assets	1.71%	1.25%	1.79%	1.31%
Equity	13.4%	11.9%	14.0%	12.5%
Tangible common equity (1)	17.9%	14.0%	18.7%	14.7%

(1) Certain measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables for a reconciliation and discussion of these non-GAAP measures.

	2018	2017		Annualized
(dollars in thousands)	First Quarter	Fourth Quarter	First Quarter	1Q18 / 4Q17 % Change	1Q18 / 1Q17 % Change
Balance Sheet Highlights
Investment securities	$597,347	$543,992	$567,886	39.78%	5.19%
Loans - held for sale	414,518	526,185	365,173	-86.07%	13.51%
Loans - held for investment	3,244,663	3,166,911	1,900,995	9.96%	70.68%
Allowance for loan losses	24,406	24,041	22,898	6.16%	6.59%
Total assets	4,725,416	4,727,713	3,166,459	-0.20%	49.23%
Customer deposits	3,684,758	3,578,694	2,699,868	12.02%	36.48%
Total deposits	3,766,151	3,664,395	2,701,199	11.26%	39.43%
Total shareholders' equity	611,036	596,729	342,142	9.72%	78.59%
Tangible book value per share(1)	14.99	14.56	12.05	11.98%	24.39%
Tangible common equity to tangible assets (1)	10.1%	9.7%	9.3%	13.98%	7.58%

(1) Certain measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables for a reconciliation and discussion of these non-GAAP measures.

Continued Execution of Strategy Drives Net Interest Income Growth and Peer-Leading NIM

“Our 10% annualized loan growth this quarter was solid, reflecting consistent production across our markets and falls within our targeted organic loan growth range of 10% to 12%. We believe these growth rates are appropriate given our market outlook and are based on healthy customer demand as our pipelines continue to provide profitable and balanced growth,” Holmes said.

Holmes continued, “While customer deposit growth remains challenging, it has been and will continue to be a key focus for the Company. Deposit growth is essential to controlling our long-term funding costs and ultimately enhancing shareholder value as we continue to scale our franchise.”

The Company’s NIM was 4.64% for the first quarter of 2018, compared to 4.63% and 4.28% for the fourth quarter of 2017 and the first quarter of 2017, respectively. Accretion related to purchased loans and collections of nonaccrual interest contributed 20 basis points to the Company’s NIM compared to 28 and 25 basis points for the fourth quarter of 2017 and the first quarter of 2017, respectively.

“Our NIM excluding accretion and collection of nonaccrual interest of 4.45% slightly exceeded the top-end of our 4.20% to 4.40% expected range, which we believe demonstrates the collective strength of our team and the Company’s value proposition. The margin reflects our desire to continue maintaining a healthy balance between growth and profitability. We are also confident that we are well-positioned for the competitive deposit market going forward as rates continue to rise,” Holmes commented.

Noninterest Income Demonstrates Continued Strength and Stability

Noninterest income was $33.3 million for the first quarter of 2018, compared to $37.0 million for the fourth quarter of 2017 and $31.1 million for the first quarter of 2017. Mortgage banking income was $26.5 million for the first quarter of 2018, compared to $30.3 million for the fourth quarter of 2017 and $25.1 million for the first quarter of 2017. Mortgage banking income was negatively impacted by the net decrease in the fair value of mortgage servicing rights of $1.7 million pre-tax during the first quarter compared to $0.2 million and $0.5 million in the fourth and first quarters of 2017, respectively.

Holmes commented, “Our mortgage team demonstrated their continued ability to perform in challenging market conditions, delivering $2.1 billion in interest rate lock commitments this quarter which drove mortgage revenues of $26.5 million, up 5.5% year over year. Our current expectation for the direct contribution from mortgage is similar to last year’s contribution.”

Continuing to Improve Operating Efficiency

Noninterest expense was $56.1 million for the first quarter of 2018, compared to $57.5 million for the fourth quarter of 2017 and $46.4 million for the first quarter of 2017. Excluding the merger-related charges, noninterest expense was $55.0 million for the first quarter of 2018, compared to $55.5 million for the fourth quarter of 2017 and $45.9 million for the first quarter of 2017.

“With the conversion and integration of the Clayton Banks completed, our overall operating leverage continues to improve, driving our combined core efficiency ratio down to 65.5% from 73.3% a year ago although first quarter 2018 expenses were higher due to incentives and related benefit costs typical for the first quarter,” commented James R. Gordon, Chief Financial Officer.

Income Taxes

Our effective combined federal and state income tax rate was 21.7% for the first quarter of 2018, compared to 35.7% in the first quarter of 2017, reflecting the decrease in the enacted federal corporate tax rate to 21% and additional deductions of $3.5 million related to vesting of equity-based compensation, typical to the first quarter each year. “We continue to expect our projected 2018 effective combined rate will be between 24.5% to 25.0%,” commented Gordon.

Strong Asset Quality

During the first quarter of 2018, we recognized a provision for loan losses of $317 thousand, reflecting new loan growth, stable fundamental credit metrics and net recoveries of 0.01% of average loans. Our nonperforming assets decreased to $27.8 million, or 0.59% of total assets, driven by management’s determination to discontinue rebooking Ginnie Mae delinquent loans greater than 90 days in the current period as the perceived benefit has decreased with rising rates. Nonperforming loans remained steady at 0.30% of loans held for investment at March 31, 2018, compared to 0.32% at December 31, 2017.

Capital Strength for Future Growth

“We continue to generate capital at a strong pace, driven by our profitability which we expect will sustain both organic and acquired growth in future periods with a tangible common equity to tangible assets of 10.1% at March 31, 2018. Furthermore, our strong profitability supports the return of a portion of capital to our shareholders. We are also pleased to announce the initiation of a quarterly cash dividend to our common shareholders of six cents per share,” commented Gordon.

Summary

“Our associates continue to execute our strategy and deliver outstanding results by providing superior client service and advice to our customers. We appreciate our customers, associates and shareholders and thank you for your continued support,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s conference call will begin at 8:00 a.m. CDT on Tuesday, April 24, 2018, and the earnings conference call will be broadcast live over the Internet at https://services.choruscall.com/links/fbk180424zLhPumL4.html. An online replay will be available for three months approximately an hour following the conclusion of the live broadcast.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.7 billion in total assets.

SUPPLEMENTARY FINANCIAL INFORMATION AND EARNINGS PRESENTATION

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release and the Supplemental Financial Information and Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on April 23, 2018.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of the business segment results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and investors are encouraged to review that discussion in conjunction with this Earnings Release.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Earnings Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the Company’s business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, costs and synergies of future acquisition, disposition and other growth opportunities. These statements, which are based upon certain assumptions and estimates and describe the Company’s future plans, results, strategies and expectations, can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates and projections will be achieved. Accordingly, the Company cautions investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond the Company’s control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this Earnings Release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Earnings Release including, without limitation, the risks and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted income tax expense, adjusted diluted earnings per share, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity and core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non‐core in nature. The Company refers to these non‐GAAP measures as adjusted or core measures. This Earnings Release also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both material gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2018	2017
	First Quarter	Fourth Quarter	First Quarter
Statement of Income Data
Total interest income	$54,848	$55,031	$32,889
Total interest expense	6,419	6,048	2,638
Net interest income	48,429	48,983	30,251
Provision for loan losses	317	956	(257)
Total noninterest income	33,275	37,017	31,087
Total noninterest expense	56,151	57,540	46,417
Net income before income taxes	25,236	27,504	15,178
Income tax expense	5,482	4,486	5,425
Net income	$19,754	$23,018	$9,753
Net interest income (tax—equivalent basis)	$48,799	$49,692	$30,963
Net income, adjusted*	$20,636	$18,265	$10,232
Per Common Share
Diluted net income	$0.63	$0.74	$0.40
Net income, adjusted- diluted*	$0.66	$0.59	$0.42
Book value	19.92	19.54	14.16
Tangible book value*	14.99	14.56	12.05
Weighted average number of shares-diluted	31,421,830	31,166,080	24,610,991
Period-end number of shares	30,671,763	30,535,517	24,154,323
Selected Balance Sheet Data
Cash and due from banks	$53,060	$29,831	$53,748
Loans held for investment	3,244,663	3,166,911	1,900,995
Allowance for loan losses	(24,406)	(24,041)	(22,898)
Loans held for sale	414,518	526,185	365,173
Investment securities, at fair value	597,347	543,992	567,886
Other real estate owned, net	15,334	16,442	6,811
Total assets	4,725,416	4,727,713	3,166,459
Customer deposits	3,684,758	3,578,694	2,699,868
Brokered and internet time deposits	81,393	85,701	1,331
Total deposits	3,766,151	3,664,395	2,701,199
Borrowings	278,293	333,302	44,552
Total shareholders' equity	611,036	596,729	342,142
Selected Ratios
Return on average:
Assets	1.71%	1.96%	1.25%
Shareholders' equity	13.37%	15.78%	11.87%
Tangible common equity*	17.90%	21.34%	14.03%
Average shareholders' equity to average assets	12.81%	12.41%	10.50%
Net interest margin (NIM) (tax-equivalent basis)	4.64%	4.63%	4.28%
Efficiency ratio (GAAP)	68.72%	66.91%	75.67%
Core efficiency ratio (tax-equivalent basis)*	65.46%	63.55%	73.29%
Loans held for investment to deposit ratio	86.15%	86.42%	70.38%
Total loans to deposit ratio	97.16%	100.78%	83.89%
Yield on interest-earning assets	5.25%	5.20%	4.65%
Cost of interest-bearing liabilities	0.85%	0.79%	0.51%
Cost of total deposits	0.55%	0.50%	0.32%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.75%	0.76%	1.20%
Net (charge-off's) recoveries as a percentage of average loans held for investment	0.01%	(0.05)%	0.31%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.30%	0.32%	0.49%
Nonperforming assets as a percentage of total assets (a)	0.59%	1.52%	0.56%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	12.93%	12.62%	10.81%
Tangible common equity to tangible assets*	10.05%	9.72%	9.34%
Tier 1 capital (to average assets)	10.67%	10.46%	10.46%
Tier 1 capital (to risk-weighted assets)	11.73%	11.43%	12.87%
Total capital (to risk-weighted assets)	12.33%	12.01%	13.76%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.00%	10.71%	11.69%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

(a) Includes marketable equity securities received in satisfaction of a previously charged-off loan and excess land and facilities held for sale. Additionally, for the three months ended December 31, 2017, GNMA loans subject to ability to repurchase were included. In the current quarter the Company has discontinued this practice as the perceived benefit has decreased with rising rates.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018	2017
Net income, adjusted (a)	First Quarter	Fourth Quarter	First Quarter
Pre-tax net income	$25,236	$27,504	$15,178
Plus merger and conversion costs	1,193	2,069	487
Less significant gains (losses) on securities, other real estate owned and other items	-	-	748
Pre-tax net income, adjusted	$26,429	$29,573	$14,917
Income tax expense, adjusted	5,793	11,308	4,685
Net income, adjusted	$20,636	$18,265	$10,232
Weighted average common shares outstanding fully diluted	31,421,830	31,166,080	24,610,991

Earnings per share, adjusted
Diluted earning per share	$0.63	$0.74	$0.40
Plus merger and conversion costs	0.04	0.07	0.02
Less significant gains (losses) on securities, other real estate owned and other items	-	-	0.03
Tax effect	(0.01)	(0.22)	0.03
Diluted earnings per share, adjusted	$0.66	$0.59	$0.42

(a) Previously, the Company adjusted reported net income for the following items: (i) change in fair value in MSRs, net, and (ii) Gains (losses) from securities, OREO, MSRs, other assets, and other items. Beginning with the first quarter of 2018, the Company is only adjusting reported earnings for (i) merger and conversion costs, (ii) impact of tax reform (fourth quarter 2017); and (iii) other significant items impacting comparability between quarterly and annual periods. Prior periods have been adjusted to conform to this presentation, see below for previously reported amounts:

		2017
Previously reported core results*		Fourth Quarter	First Quarter
Core net income		$18,677	$10,284
Core diluted earnings per share		$0.60	$0.42

* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018	2017
Core efficiency ratio (tax-equivalent basis)	First Quarter	Fourth Quarter	First Quarter
Total noninterest expense	$56,151	$57,540	$46,417
Less variable compensation charge related to cash settled equity awards	-	-	635
Less merger and conversion expenses	1,193	2,069	487
Less loss on sale of mortgage servicing rights	-	-	-
Core noninterest expense	$54,958	$55,471	$45,295
Net interest income (tax-equivalent basis)	48,799	49,692	30,963
Total noninterest income	33,275	37,017	31,087
Less change in fair value on mortgage servicing rights	(1,713)	(190)	(501)
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(118)	(386)	748
Less (loss) gain from securities, net	(47)	1	1
Core noninterest income	35,153	37,592	30,839
Core revenue	$83,952	$87,284	$61,802
Efficiency ratio (GAAP)(1)	68.72%	66.91%	75.67%
Core efficiency ratio (tax-equivalent basis)	65.46%	63.55%	73.29%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

	2018	2017
Banking segment core efficiency ratio (tax equivalent)	First Quarter	Fourth Quarter	First Quarter
Core consolidated noninterest expense	$54,958	$55,471	$45,295
Less Mortgage segment noninterest expense	18,910	20,117	17,670
Add loss on sale of mortgage servicing rights	-	-	-
Adjusted Banking segment noninterest expense	36,048	35,354	27,625
Adjusted core revenue	83,952	87,284	61,802
Less Mortgage segment noninterest income	20,363	23,825	19,414
Less change in fair value on mortgage servicing rights	(1,713)	(190)	(501)
Adjusted Banking segment total revenue	$65,302	$63,649	$42,889
Banking segment core efficiency ratio (tax-equivalent basis)	55.20%	55.55%	64.41%

Mortgage segment core efficiency ratio (tax equivalent)
Consolidated Noninterest expense	$56,151	$57,540	$46,417
Less loss on sale of mortgage servicing rights	-	-	-
Less Banking segment noninterest expense	37,241	37,423	28,747
Adjusted Mortgage segment noninterest expense	$18,910	$20,117	$17,670
Total noninterest income	33,275	37,017	31,087
Less Banking segment noninterest income	12,912	13,192	11,673
Less change in fair value on mortgage servicing rights	(1,713)	(190)	(501)
Adjusted Mortgage segment total revenue	$22,076	$24,015	$19,915
Mortgage segment core efficiency ratio (tax-equivalent basis)	85.66%	83.77%	88.73%

	2018	2017
Tangible assets and equity	First Quarter	Fourth Quarter	First Quarter
Tangible Assets
Total assets	$4,725,416	$4,727,713	$3,166,459
Less goodwill	137,190	137,190	46,867
Less intangibles, net	14,027	14,902	4,171
Tangible assets	$4,574,199	$4,575,621	$3,115,421
Tangible Common Equity
Total shareholders' equity	$611,036	$596,729	$342,142
Less goodwill	137,190	137,190	46,867
Less intangibles, net	14,027	14,902	4,171
Tangible common equity	$459,819	$444,637	$291,104
Common shares outstanding	30,671,763	30,535,517	24,154,323
Book value per common share	$19.92	$19.54	$14.16
Tangible book value per common share	$14.99	$14.56	$12.05
Total shareholders' equity to total assets	12.93%	12.62%	10.81%
Tangible common equity to tangible assets	10.05%	9.72%	9.34%
Net income	$19,754	$23,018	$9,753
Return on tangible common equity	17.42%	20.54%	13.59%

	2018	2017
Return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Total average shareholders' equity	$599,198	$578,856	$333,178
Less average goodwill	137,190	137,190	46,839
Less average intangibles, net	14,465	13,726	4,353
Average tangible common equity	$447,544	$427,940	$281,986
Net income	$19,754	$23,018	$9,753
Return on average tangible common equity	17.90%	21.34%	14.03%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018	2017
Return on average tangible equity, adjusted	First Quarter	Fourth Quarter	First Quarter
Pre-tax net income	$25,236	$27,504	$15,178
Adjustments:
Add merger and conversion costs	1,193	2,069	487
Less significant gains (losses) on securities, other real estate owned and other items	-	-	748
Less income tax expense, adjusted	5,793	11,308	4,685
Net income, adjusted	$20,636	$18,265	$10,232
Return on average tangible equity, adjusted	18.70%	16.93%	14.72%

	2018	2017
Return on average assets and equity, adjusted	First Quarter	Fourth Quarter	First Quarter
Net income	$19,754	$23,018	$9,753
Average assets	4,678,494	4,664,669	3,172,149
Average equity	599,198	578,856	333,178
Return on average assets	1.71%	1.96%	1.25%
Return on average equity	13.37%	15.78%	11.87%
Net income, adjusted	20,636	18,265	10,232
Return on average assets, adjusted	1.79%	1.55%	1.31%
Return on average equity, adjusted	13.97%	12.52%	12.45%

		2017
Previously reported core metrics*		Fourth Quarter	First Quarter
Core return on average tangible common equity		17.35%	14.79%
Core return on average assets		1.59%	1.31%
Core return on average equity		12.80%	12.52%
Core total revenue		$86,575	$61,090
* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

CONTACT:
FB Financial Corporation
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com
or
Financial Contact:
James R. Gordon, 615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com